SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  July 17, 1996
(regarding a June, 1995 occurrence)

CONCORD ENERGY INCORPORATED
(Exact name of Registrant as specified in charter)

     Delaware                      0-23814              22-2670198
(State or other jurisdic-        (Commission          (IRS Employer
 tion of incorporation)           File Number)         Identification No.)

 75 Claremont Road, Bernardsville, NJ         07924
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code (908) 766-1020


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Item 5.  Other Events.

     On May 31, 1996, at a special meeting of the Board of Directors of the Company, a finance/reorganization committee was formed to evaluate existing Company operations, and to formulate and recommend for consideration by the Board, specific cost saving and efficiency proposals. The Board felt that a realignment of management duties and responsibilities was in the best interests of the Company upon the imminent expiration of the management agreement between Integrated Energy Incorporated and the Company which had been in effect since July, 1991.

     The finance/reorganization committee (the "Committee") consisted of Deral Knight, president of the Company's wholly owned subsidiary KEMCO, Barry Laidlaw, president of Concord Operating, Inc., also a Company subsidiary and Isadore Friedenberg, Esq., a former board member and currently a consultant to the Company. The Committee was asked to present proposals to the Board within 30 days.

     The Committee determined that based on the Company's recent growth and diversity of operations, it requires heavier concentration in the areas of financial management, public relations and operations. The Committee recommended that the duties of Board Chairman, CEO and CFO be separated. The CEO, who would also serve as president would oversee the day to day management of the Company's operating subsidiaries. The CFO would report to the CEO, who would be primarily responsible for control of the Company's finances, sales and operations. The Chairman of the Board would be charged with responsibility for investor relations, acquisitions, project financing, offers and sales of the Company's securities and regulatory compliance.

     The above - described realignment of duties is a natural consequence of the Company's recent and gradual de-emphasis of oil and gas exploration, and its increased concentration on equipment sales, leasing, manufacturing, related services and computer software development and sales. As a consequence of the Company's shift in emphasis, the Committee sought to eliminate duplication of functions. It determined that significant savings and efficiencies could be realized by consolidating various corporate duties at the location which requires the largest expenditure of time and personnel, i.e. the KEMCO facility in Jourdanton, Texas.

     Accordingly, the Committee proposed that the Company's Houston office be relocated to Jourdanton, Texas, and that Concord Operating, Inc. likewise relocate to Jourdanton where it will be responsible for management of Perry Gas Processors, Inc. The Company's revenues from oil and gas production would be deposited into a new Company bank account in Jourdanton, and all disbursements would be made from the Company's principal operating account in Jourdanton at the direction of the CEO. The Company would also transmit required operating funds to each Company subsidiary on a monthly basis.

     The Committee recommended that Jerry Swon, who has served as Board Chairman, president and CEO since the inception of the Company, continue as Chairman, and that Deral Knight, founder and president of KEMCO become a director and assume the positions of president and CEO of the Company. Scott

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

Kalish will continue as the Company's CFO. Bruce Deichl, who was vice-president and a director of the Company from its inception, has resigned effective July 1, 1996. With the addition of Mr. Knight as a director, the Company will have a five-man board consisting of Jerry Swon, Deral Knight, Barry Laidlaw, Neal Glass and Paul Chernis.

     On June 28, 1996 the Company's Board of Directors adopted a resolution approving the plan of reorganization and elected the above-described management team to serve as proposed by the Committee. The directors listed above will serve until the Company's upcoming annual stockholders meeting on August 9, 1996, following which, subject to shareholder approval, they will serve for an additional year until the next annual meeting.






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

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Concord Energy Incorporated

                                                (Registrant)



July 17, 1996                                   By:/S/ Deral Knight
                                                       -----------------------
                                                       Deral Knight, President











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